Exhibit 21.1
SUBSIDIARIES OF RENAISSANCERE HOLDINGS LTD.

Name	Jurisdiction	Ownership Interest Held Directly or Indirectly by RenaissanceRe Holdings Ltd.
DaVinci Reinsurance Ltd.	Bermuda	(1)
DaVinciRe Holdings Ltd.	Bermuda	(1)
Fontana Holdings L.P.	Bermuda	(2)
Fontana Reinsurance Ltd.	Bermuda	(2)
Fontana Reinsurance U.S. Ltd.	Bermuda	(2)
Fontana Holdings U.S. Inc.	Delaware	(2)
Fontana UK Holdings Limited	U.K.	100%
Renaissance Investment Holdings Ltd.	Bermuda	100%
Renaissance Investment Management Company Limited	Bermuda	100%
Renaissance Other Investments Holdings Ltd.	Bermuda	100%
Renaissance Other Investments Holdings II Ltd.	Bermuda	100%
Renaissance Other Investments Holdings III Ltd.	Bermuda	100%
Renaissance Reinsurance Ltd.	Bermuda	100%
Renaissance Reinsurance of Europe Unlimited Company	Ireland	100%
Renaissance Reinsurance U.S. Inc.	Maryland	100%
Renaissance Services of Europe Unlimited Company	Ireland	100%
Renaissance Underwriting Managers, Ltd.	Bermuda	100%
RenaissanceRe Corporate Capital (UK) Limited (3)	U.K.	100%
RenaissanceRe Europe AG	Switzerland	100%
RenaissanceRe Finance Inc.	Delaware	100%
RenaissanceRe Fund Holdings Ltd.	Bermuda	100%
RenaissanceRe Fund Management Ltd.	Bermuda	100%
RenaissanceRe Medici Fund Ltd.	Bermuda	(4)
RenaissanceRe Risk Sciences Inc.	Virginia	100%
RenaissanceRe Services Ltd.	Bermuda	100%
RenaissanceRe Specialty Holdings (UK) Limited	Bermuda	100%
RenaissanceRe Specialty U.S. Ltd.	Bermuda	100%
RenaissanceRe Syndicate 1458	U.K.	100%
RenaissanceRe Syndicate Management Limited	U.K.	100%
RenaissanceRe Upsilon Co-Invest Ltd.	Bermuda	100%
RenaissanceRe Ventures Ltd.	Bermuda	100%
RenRe Insurance Holdings Ltd.	Bermuda	100%
RenRe North America Holdings Inc.	Delaware	100%
Top Layer Reinsurance Ltd.	Bermuda	50%
Upsilon RFO Re Ltd.	Bermuda	(5)
Validus Holdings (UK) Ltd.	U.K.	100%
Validus Holdings Ltd.	Bermuda	100%
Validus Reinsurance (Switzerland) Ltd.	Switzerland	100%
Validus Reinsurance Ltd.	Bermuda	100%
Vermeer Reinsurance Ltd.	Bermuda	(6)
(1)As of December 31, 2023, the Company owned 27.8% of the outstanding equity of DaVinciRe Holdings Ltd.’s ("DaVinci") but controlled a majority of DaVinci's outstanding voting power, and accordingly, DaVinci's financial results are consolidated in the Company's financial statements. DaVinci Reinsurance Ltd. is a wholly owned subsidiary of DaVinci.

(2)As of December 31, 2023, the Company owned 31.6% of the outstanding equity of Fontana Holdings L.P. ("Fontana") but controlled a majority of Fontana's outstanding voting power, and accordingly, Fontana's financial results are consolidated in the Company's financial statements. Fontana Holdings U.S. Inc., Fontana Reinsurance U.S. Inc., and Fontana Reinsurance Ltd. are all wholly owned subsidiaries of Fontana.
(3)RenaissanceRe Corporate Capital (UK) Limited is the Lloyd's sponsor of RenaissanceRe Syndicate 1458.
(4)As of December 31, 2023, the Company owned 11.7% of the outstanding equity of RenaissanceRe Medici Fund Ltd.'s ("RenaissanceRe Medici Fund") but controlled a majority of RenaissanceRe Medici Fund's outstanding voting power, and accordingly, RenaissanceRe Medici Fund's financial results are consolidated in the Company's financial statements.
(5)Upsilon RFO Re Ltd. is considered a variable interest entity and the Company is considered the primary beneficiary of Upsilon RFO Re Ltd., as a result its financial results are consolidated in the Company's financial statements. As of December 31, 2023, the Company's participation in the risks assumed by Upsilon RFO Ltd. was 14.3%.
(6)Vermeer Reinsurance Ltd. (“Vermeer”) is considered a variable interest entity and the Company is considered the primary beneficiary of Vermeer, as a result its financial results are consolidated in the Company's financial statements. The Company maintains a majority voting control of Vermeer, while the sole third-party investor retains all of the economic benefits.

The names of a number of the Company's subsidiaries and equity entities have been omitted because considered in the aggregate they would not constitute a single significant subsidiary.